            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this
Registration Statement and related Prospectus of Primus Guaranty, Ltd. and to the incorporation by reference therein of our reports dated March 3, 2006, with respect to the consolidated financial statements of Primus Guaranty, Ltd.,
Primus Guaranty, Ltd. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Primus Guaranty, Ltd., included in its Annual Report
(Form 10-K) for the year ended December 31, 2005, filed with the Securities and
Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 16, 2006